UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012 (September 7, 2012)

AFFINITY GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3755 Breakthrough Way, Suite 300, Las Vegas, NV  89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 341-2400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 7, 2012, Affinity Gaming, LLC (the “Company”) entered into an agreement to sell its Sands Regency Casino Hotel in Reno, the Gold Ranch Casino & RV Resort in Verdi, and the Dayton Depot Casino in Dayton to Truckee Gaming, LLC (“Truckee Gaming”), for a purchase price of $19.2 million in cash, subject to certain customary adjustments, and a $1.7 million credit for deferred maintenance capital.

On September 7, 2012, the Company issued a press release announcing the transaction with Truckee Gaming, a copy of which is attached hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are furnished herewith.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release dated September 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GAMING, LLC

Date: September 10, 2012	By:	/s/ JOHN CHRISTOPHER KRABIEL
John Christopher Krabiel
Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release dated September 7, 2012.